
<ARTICLE>                  5

<PERIOD-TYPE>                                        3-MOS
<FISCAL-YEAR-END>                                    MAR-31-1998
<PERIOD-END>                                         JUN-30-1997
<CASH>                                               476,220
<SECURITIES>                                         1,871,412
<RECEIVABLES>                                        000
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               1,148,063
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       7,760,576<F1>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              1,210,000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<COMMON>                                             000
<OTHER-SE>                                           6,364,398
<TOTAL-LIABILITY-AND-EQUITY>                         7,760,576<F2>
<SALES>                                              000
<TOTAL-REVENUES>                                     81,266<F3>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     127,044<F4>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   38,278
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (588,910)<F5>
<EPS-PRIMARY>                                        (11.66)
<EPS-DILUTED>                                        000

<F1>Included in total assets is $3,695 of tenant security deposits,  Investments in Local Limited Partnerships of $4,086,031, deferred charges, net $47,563, bond trusts of $86,209, mortgagee escrow deposits of $940, replacement reserve escrow of $6,092 and other assets of $34,351. <F2>Included in total liability and equity is accounts payable to affiliates $13,092, accounts payable and accrued expenses of $40,865, accrued interest of $68,819, tenant security deposits payable of $4,756, and $58,646 of minority interest in Local Limited Partnership. <F3>Total revenue includes rental of $58,384, investment of $37,691 and other of $23,771. <F4>Included in other expenses is and adjustment to the provision for valuation of investments in Local Limited Partnerships of $(55,803), general and administrative of $74,242, rental operations, exclusive of depreciation of $31,723, depreciation of $10,182 and amortization of $20,922.
<F5>Net loss reflects equity in losses of Local Limited Partnerships of $589,413 and  minority  interest  in loss of Local  Limited  Partnership  of $201.

